Exhibit 99.1

Contact:	Marissa Vidaurri
Investor Relations
(512) 683-5215

NI Reports Record Orders for a First Quarter, up 27 Percent Year Over Year

Company shares new three year model for margin expansion

Q1 2022 Highlights

•	Revenue of $385 million, up 15 percent year-over-year in a challenging supply chain environment
•	Record orders for a first quarter, up 27 percent year over year
•	Strong double digit order growth across all business units amd regions
•	Diluted GAAP EPS of $0.19 and diluted non-GAAP EPS of $0.41

AUSTIN, Texas - April 28, 2022 - National Instruments Corporation (Nasdaq: NATI) today announced Q1 2022 revenue of $385 million, up 15 percent year-over-year, a record for a first quarter.

For Q1 2022, the value of the company's total orders was up 27 percent year-over-year. For Q1, year-over-year orders in the Americas region were up 40 percent, in EMEA orders were up 22 percent, and in APAC orders were up 17 percent.

In Q1, GAAP gross margin was 69 percent and non-GAAP gross margin was 71 percent. GAAP operating expenses were $235 million, up 2 percent year-over-year. Total non-GAAP operating expenses were up 3 percent year-over-year at $208 million. GAAP operating margin was 8 percent in Q1, with GAAP operating income of $31 million, up 220 percent year-over-year. Non-GAAP operating margin was 17 percent in Q1, with non-GAAP operating income of $66 million, up 28 percent year-over-year.

GAAP net income for Q1 was $25 million, with diluted earnings per share (EPS) of $0.19, and non-GAAP net income was $54 million, with non-GAAP diluted EPS of $0.41.

“Demand exceeded expectations in the first quarter with record orders for a first quarter up 27 percent year over year. Orders serve as the leading indicator in our business and a direct result of our strategic initiatives,” said Eric Starkloff, NI president and CEO. “Our focus on high growth areas such as electric and autonomous vehicles, wireless communications, and new space technologies, brings us confidence in our ability to grow faster than the overall market. The flexible, modular test solutions we provide are built on our leading interoperable software that enables customers to automate their test processes to bring their products to market faster and with high quality."

“We continue to strengthen our competitive advantages and make our business more scalable. Our strategy proved to be resilient as we navigated lack of component availability and the widely publicized logistics challenges facing our industry in the first quarter,” said Karen Rapp, NI CFO. “Given the current supply uncertainty, we are widening our 2022 target to 12 percent to 18 percent revenue growth year over year. We remain focused on margin expansion and are targeting an increase of our non-GAAP operating margin by 100 bps each year starting this year through 2025.”

As of March 31, 2022, NI had $143 million in cash and cash equivalents. During Q1, NI paid $37 million in dividends and repurchased approximately 772,000 shares of our common stock at an average price of $40.74 per share. The NI Board of Directors approved a dividend of $0.28 per share payable on May 31, 2022, to stockholders of record on May 9, 2022.

The company’s non-GAAP results exclude, as applicable, the impact of purchase accounting fair value adjustments, stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction and integration costs, taxes levied on the transfer of acquired intellectual property, foreign exchange gain/loss on acquisitions, restructuring charges, tax reform charges, disposal gain/loss on buildings and related charitable contributions, tax effects related to businesses held for sale, gain/loss on sale of business, impairment losses on equity-method investments, and capitalization and amortization of internally developed software costs. Reconciliations of the company’s GAAP and non-GAAP results are included as part of this news release.

Q2 2022 Guidance
•	GAAP revenue to be in the range of $370 million to $410 million
•	GAAP diluted EPS to be in the range of $0.01 to $0.15
•	Non-GAAP diluted EPS expected to be in the range of $0.25 to $0.39

Conference Call Information
NI management will discuss Q1 2022 results today, April 28, at 4:00 p.m. CT at www.ni.com/call or dial (855) 212-2361 and enter confirmation code 4984403. The call and an accompanying slide presentation will be webcast on the investor website, www.ni.com/nati, under “Events & Presentations.” Replay is available by calling (855) 859-2056, confirmation code 4984403, shortly after the call through May 3, at 11:59 p.m. CT.

Non-GAAP Presentation
To supplement NI’s financial statements presented on a GAAP basis, NI has provided non-GAAP financial information, including non-GAAP revenue or net sales, gross profit, gross margin, operating expenses, operating income, operating margin, provision for income taxes, net income, net margin, EPS and diluted EPS and non-GAAP guidance for diluted EPS. A reconciliation of the adjustments to GAAP results is included in the tables below. The company is not able to provide guidance on its GAAP tax rate or a related reconcilitation without unreasonable efforts since its future GAAP tax rate depends on its future stock price and related information that is not currently available. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by NI may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including without limitation those statements about our expectations of accelerating growth and progress to meet or exceed our 2022 financial targets and long-term financial model, our ability to grow faster than the overall market, our continued momentum across regions and business units, our opportunities to drive growth, profitability and efficiency in our business, confidence in our software strategy, confidence in our strategy and the strategic changes made to our business, including the transition to subscription-based licensing model for software offerings, our ability to successfully integrate acquisitions and execute our growth strategy, our ability to drive customer demand through focus on high growth opportunities, the impacts of war in Europe, COVID-19, including pandemic-related shutdowns, supply chain constraints and software licensing model transition on our financial results, and our guidance and expectations for our Q2 2022 revenue, diluted EPS and non-GAAP diluted EPS, and future operating expenses, backlog, lead times, gross margin, operating margin and tax rate. These statements are subject to a number of risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements.  Risks and uncertainties include without limitation: the global shortage of key components; effect of the global economic and geopolitical conditions; our international operations and foreign economies; adverse public health matters, including epidemics and pandemics such as the COVID-19 pandemic; our ability to effectively manage our partners and distribution channels; interruptions in our technology systems or cyber-attacks on our systems; the dependency of our product revenue on certain industries and the risk of contractions in such industries; concentration of credit risk and uncertain conditions in the global financial markets; our ability to compete in markets that are highly competitive; our ability to release successful new products or achieve expected returns; the risk that our manufacturing capacity and a substantial majority of our warehousing and distribution capacity are located outside of the U.S.; our dependence on key suppliers and distributors; longer delivery lead times from our suppliers; risk of product liability claims; dependence on our proprietary rights and risks of intellectual property litigation; the continued service of key management, technical personnel and operational employees; our ability to comply with environmental laws and associated costs; our ability to maintain our website; the risks of bugs, vulnerabilities, errors or design flaws in our products; our restructuring activities; our exposure to large orders; our shift to more system orders; our ability to effectively manage our operating expenses and meet budget; fluctuations in our quarterly results due to factors outside of our control; our outstanding debt; seasonal variation in our revenues; our ability to comply with laws and regulations; changes in tax rates and exposure to additional tax liabilities; our ability to make certain acquisitions or dispositions, integrate the companies we acquire or separate the companies we sold and/or enter into strategic relationships; risks related to currency fluctuations; and provisions in charter documents and Delaware law that delay or prevent our acquisition.  In addition, our ability to declare and/or pay declared dividends is subject to compliance with the terms of our existing credit agreement. The company directs readers to its Form 10-K for the year ended December 31, 2021, and the other documents it files with the SEC for other risks associated with the company’s future performance. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in our forward-looking statements.  All information in this release is as of the date above. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

About NI
At NI, we bring together the people, ideas and technology so forward thinkers and creative problem solvers can take on humanity’s biggest challenges. From data and automation to research and validation, we provide the tailored, software-connected systems engineers and enterprises need to Engineer Ambitiously™ every day.

National Instruments, NI, ni.com and Engineer Ambitiously are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies. (NATI-F)

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2022	December 31, 2021
	(unaudited)
Assets
Cash and cash equivalents	$142,883	$211,106
Accounts receivable, net	312,939	341,275
Inventories, net	307,892	289,243
Prepaid expenses and other current assets	109,764	89,925
Total current assets	873,478	931,549
Property and equipment, net	253,976	253,668
Goodwill	592,074	575,992
Intangible assets, net	216,292	220,418
Operating lease right-of-use assets	60,931	58,641
Other long-term assets	74,717	74,717
Total assets	$2,071,468	$2,114,985

Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities	$81,824	$83,218
Accrued compensation	51,461	111,261
Deferred revenue - current	134,640	137,818
Operating lease liabilities - current	13,265	13,137
Other taxes payable	57,600	59,109
Other current liabilities	51,154	40,671
Total current liabilities	389,944	445,214
Deferred income taxes	11,583	14,249
Income tax payable - non-current	54,195	54,195
Deferred revenue - non-current	35,766	32,822
Operating lease liabilities - non-current	32,584	30,468
Debt - non-current	325,000	300,000
Other long-term liabilities	14,958	14,340
Total liabilities	$864,030	$891,288

Stockholders' equity:
Preferred stock	$—	$—
Common stock	1,319	1,323
Additional paid-in capital	1,152,349	1,129,647
Retained earnings	76,264	112,858
Accumulated other comprehensive loss	(22,494)	(20,131)
Total stockholders' equity	1,207,438	1,223,697
Total liabilities and stockholders' equity	$2,071,468	$2,114,985

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data, unaudited)

	Three Months Ended March 31,
	2022	2021
Net sales:
Product	$343,685	$295,092
Software maintenance	41,571	40,090
Total net sales	385,256	335,182

Cost of sales:
Product	115,024	91,657
Software maintenance	4,203	3,757
Total cost of sales	119,227	95,414
Gross profit	266,029	239,768

Operating expenses:
Sales and marketing	120,157	116,783
Research and development	82,161	80,086
General and administrative	33,179	33,358
Total operating expenses	235,497	230,227
Operating income	30,532	9,541
Other income (expense)	33	(5,070)
Income before income taxes	30,565	4,471
Provision (benefit) for income taxes	5,329	(24)
Net income	$25,236	$4,495

Basic earnings per share	$0.19	$0.03
Diluted earnings per share	$0.19	$0.03

Weighted average shares outstanding -
Basic	132,105	131,483
Diluted	133,175	132,717

Dividends declared per share	$0.28	$0.27

National Instruments
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flow from operating activities:
Net income	$25,236	$4,495
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,566	23,872
Stock-based compensation	20,128	17,189
(Gain) loss from equity-method investees	(602)	4,173
Deferred income taxes	(3,615)	(3,746)
Net change in operating assets and liabilities	(66,561)	(16,142)
Net cash (used in) provided by operating activities	(3,848)	29,841

Cash flow from investing activities:
Acquisitions, net of cash received	(17,510)	—
Capital expenditures	(10,182)	(8,488)
Capitalization of internally developed software	(187)	(226)
Additions to other intangibles	(1,274)	(1,018)
Acquisitions of equity-method investments	—	(11,539)
Sales and maturities of short-term investments	—	27,664
Net cash (used in) provided by investing activities	(29,153)	6,393

Cash flow from financing activities:
Proceeds from revolving line of credit	25,000	—
Payments on term loan	—	(1,250)
Proceeds from issuance of common stock	9,244	8,565
Repurchase of common stock	(31,455)	—
Dividends paid	(36,976)	(35,533)
Net cash used in financing activities	(34,187)	(28,218)

Impact of changes in exchange rates on cash	(1,035)	(1,536)

Net change in cash and cash equivalents	(68,223)	6,480
Cash and cash equivalents at beginning of period	211,106	260,232
Cash and cash equivalents at end of period	$142,883	$266,712

The following tables provide details with respect to the amount of GAAP charges related to stock-based compensation, amortization of acquisition-related intangibles and fair value adjustments, acquisition-related transaction costs, capitalization and amortization of internally developed software costs, disposal gains on sale of business, impairment losses on equity-method investments and restructuring charges that were recorded in the line items indicated below (unaudited) (in thousands):

	Three Months Ended March 31,
	2022	2021
Stock-based compensation
Cost of sales	$1,222	$1,113
Sales and marketing	7,089	5,696
Research and development	6,088	5,714
General and administrative	5,729	4,666
Provision for income taxes	(2,655)	(3,324)
Total	$17,473	$13,865

Amortization of acquisition-related intangibles and fair value adjustments
Net sales	$371	$813
Cost of sales	3,803	4,272
Sales and marketing	6,139	2,171
Research and development	(320)	—
Other (expense) income	516	394
Provision for income taxes	(1,355)	(975)
Total	$9,154	$6,675

Acquisition-related transaction and integration costs, restructuring charges and other
Cost of sales	$785	$75
Sales and marketing	307	4,648
Research and development	614	488
General and administrative	1,771	5,666
Other (expense) income	(1,866)	3,725
Provision for income taxes	(658)	(2,883)
Total	$953	$11,719

(Capitalization) and amortization of internally developed software costs
Cost of sales	$2,033	$6,874
Research and development	(187)	(226)
Provision for income taxes	(407)	(1,396)
Total	$1,439	$5,252

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, unaudited)

	Three Months Ended March 31,
	2022	2021
Reconciliation of Net Sales to Non-GAAP Net Sales Net sales, as reported	$385,256	$335,182
Impact of acquisition-related fair value adjustments	371	813
Non-GAAP net sales	$385,627	$335,995
Revenue	309,381	311,074
Reconciliation of Gross Profit to Non-GAAP Gross Profit Gross profit, as reported	$266,029	$239,768
Stock-based compensation	1,222	1,113
Amortization of acquisition-related intangibles and fair value adjustments	4,174	5,085
Acquisition transaction and integration costs. restructuring charges and other	785	75
Amortization of internally developed software costs	2,033	6,874
Non-GAAP gross profit	$274,243	$252,915
Non-GAAP gross margin	71.1%	75.3%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses Operating expenses, as reported	$235,497	$230,227
Stock-based compensation	(18,906)	(16,076)
Amortization of acquisition-related intangibles and fair value adjustments	(5,819)	(2,171)
Acquisition transaction and integration costs. restructuring charges and other	(2,692)	(10,802)
Capitalization of internally developed software costs	187	226
Non-GAAP operating expenses	$208,267	$201,404

Reconciliation of Operating Income to Non-GAAP Operating Income Operating income, as reported	$30,532	$9,541
Stock-based compensation	20,128	17,189
Amortization of acquisition-related intangibles and fair value adjustments	9,993	7,256
Acquisition transaction and integration costs. restructuring charges and other	3,477	10,877
Net amortization of internally developed software costs	1,846	6,648
Non-GAAP operating income	$65,976	$51,511
Non-GAAP operating margin	17.1%	15.3%

Reconciliation of Provision for income taxes to Non-GAAP Provision for income taxes Provision for income taxes, as reported(1)	$5,329	$(24)
Stock-based compensation	2,655	3,324
Amortization of acquisition-related intangibles and fair value adjustments	1,355	975
Acquisition transaction and integration costs. restructuring charges and other	658	2,883
Net amortization of internally developed software costs	407	1,396
Non-GAAP provision for income taxes(1)	$10,404	$8,554

(1):
The income tax effect related to each non-GAAP item is calculated based on the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment, and considers the current and deferred tax impact of those adjustments.

Reconciliation of GAAP Net Income and Diluted EPS to Non-GAAP Net Income and Non-GAAP Diluted EPS
(in thousands, except per share data, unaudited)

	Three Months Ended March 31,
	2022	2021
Net income, as reported	$25,236	$4,495
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation	20,128	17,189
Amortization of acquisition-related intangibles and fair value adjustments	10,509	7,650
Acquisition transaction and integration costs. restructuring charges and other	1,611	14,602
Net amortization of internally developed software costs	1,846	6,648
Income tax effects and adjustments(1)	(5,075)	(8,578)
Non-GAAP net income	$54,255	$42,006
Non-GAAP net margin	14.1%	12.5%

Diluted EPS, as reported	$0.19	$0.03
Adjustments to reconcile diluted EPS to non-GAAP diluted EPS
Impact of stock-based compensation	0.15	0.13
Impact of amortization of acquisition-related intangibles and fair value adjustments	0.08	0.06
Impact of acquisition transaction and integration costs, restructuring charges and other	0.01	0.11
Impact of amortization of internally developed software costs	0.02	0.05
Income tax effects and adjustments(1)	(0.04)	(0.06)
Non-GAAP diluted EPS	$0.41	$0.32

(1):
The income tax effect related to each non-GAAP item is calculated based on the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment, and considers the current and deferred tax impact of those adjustments.

Weighted average shares outstanding -
Basic	132,105	131,483
Diluted	133,175	132,717

Reconciliation of GAAP to Non-GAAP Diluted EPS Guidance
(unaudited)

	Three Months Ended June 30, 2022

	Low	High
GAAP Diluted EPS, guidance	$0.01	$0.15
Adjustments to reconcile diluted EPS to non-GAAP diluted EPS:
Stock-based compensation	0.16	0.16
Amortization of acquisition-related intangibles and fair value adjustments	0.09	0.09
Acquisition transaction and integration costs, restructuring charges and other	0.02	0.02
Net amortization of internally developed software costs	0.01	0.01
Income tax effects and adjustments(1)	(0.04)	(0.04)
Non-GAAP Diluted EPS, guidance	$0.25	$0.39

(1):
The income tax effect related to each non-GAAP item is calculated based on the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment, and considers the current and deferred tax impact of those adjustments.